Exhibit 99.1

Zymeworks Announces Positive HERIZON-GEA-01 Phase 3 Results Supporting Ziihera®

(zanidatamab-hrii) as HER2-Targeted Agent-of-Choice and New Standard of Care in

First-Line HER2-Positive Locally Advanced or Metastatic Gastroesophageal

Adenocarcinoma

•

Ziihera® plus chemotherapy showed a clinically meaningful and statistically significant improvement in PFS versus trastuzumab and chemotherapy, and a clinically meaningful effect with a strong trend toward statistical significance for OS at the first OS interim analysis

•	Ziihera plus Tevimbra® (tislelizumab) and chemotherapy demonstrated clinically meaningful and statistically significant improvements in OS and PFS versus trastuzumab and chemotherapy

•	Results support Ziihera’s potential to be the HER2-targeted agent-of-choice in first-line gastroesophageal adenocarcinoma (GEA)

•	Based on the results, Zymeworks’ partner Jazz intends to submit a supplemental Biologics License Application in 1H-2026

Vancouver, British Columbia (November 17, 2025) – Zymeworks Inc. (Nasdaq: ZYME) a clinical-stage biotechnology company developing a diverse pipeline of novel, multifunctional biotherapeutics to improve the standard of care for difficult-to-treat diseases, including cancer, inflammation, and autoimmune disease, today announced positive topline results from the Phase 3 HERIZON-GEA-01 trial evaluating Ziihera® (zanidatamab-hrii) in combination with chemotherapy, with or without the PD-1 inhibitor Tevimbra® (tislelizumab), as a first-line treatment for HER2-positive (HER2+) locally advanced or metastatic gastroesophageal adenocarcinoma, including cancers of the stomach, gastroesophageal junction, and esophagus. The results were announced today by Zymeworks’ development and commercialization partners, Jazz Pharmaceuticals (Jazz) and BeOne Medicines (BeOne).

Key Findings from HERIZON-GEA-01

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Both Ziihera plus chemotherapy and Ziihera plus Tevimbra and chemotherapy demonstrated highly statistically significant and clinically meaningful improvements in progression-free survival (PFS) compared to the control arm, trastuzumab plus chemotherapy.

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Ziihera plus Tevimbra and chemotherapy also demonstrated clinically meaningful and statistically significant improvements in overall survival (OS), and Ziihera plus chemotherapy demonstrated a clinically meaningful effect with a strong trend toward statistical significance for OS compared to the control arm at the time of this first analysis. The trial is ongoing with an additional planned OS interim analysis for Ziihera plus chemotherapy currently expected in mid-2026.

•	A PFS and OS benefit was observed in the Ziihera plus Tevimbra and chemotherapy arm versus the control arm in both PD-L1 positive and PD-L1 negative subgroups.

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Both Ziihera plus Tevimbra and chemotherapy, and Ziihera plus chemotherapy demonstrated improvements in the key secondary endpoints of objective response rate (ORR) and duration of response (DoR) versus the control arm and these endpoints were supportive of the primary efficacy endpoints.

The safety profile of Ziihera in combination with chemotherapy, with or without Tevimbra, was generally consistent with the known safety profile of each agent with no new safety signals observed in the two investigational combination arms, and supports the overall benefit-risk of Ziihera for use in this indication.

Jazz plans to submit these data for presentation at a major medical meeting in the first quarter of 2026 and for publication in a peer-reviewed journal, and will rapidly submit for adoption in the National Comprehensive Cancer Network® Guidelines (NCCN Guidelines®).

“The topline results from HERIZON-GEA-01 represent a true turning point for patients with HER2+ gastroesophageal adenocarcinoma, marking real progress in an indication that has historically had limited treatment options and poor outcomes,” said Kenneth Galbraith, Chair and Chief Executive Officer of Zymeworks. “These data highlight the potential of zanidatamab to transform the standard of care in HER2+ indications, demonstrate the strength of our Azymetric™ platform to engineer novel and differentiated multifunctional biologics, and reinforce the strategic value of our partnership strategy with Jazz and BeOne in bringing this critical therapy to patients worldwide.”

Jazz expects to submit a supplemental Biologics License Application in the first half of 2026 to support Ziihera as a first-line treatment for patients with HER2+ locally advanced or metastatic GEA for use as part of a standard chemotherapy regimen with or without Tevimbra. Zanidatamab is currently approved in the U.S., Europe and China for use in second-line biliary tract cancer (BTC) and is marketed under the trade name, Ziihera, by Jazz and BeOne.

Zymeworks is eligible for additional regulatory and commercial milestones, as well as tiered royalties on net sales of Ziihera from Jazz and BeOne.

Zanidatamab is being developed in multiple clinical trials as a targeted treatment option for patients with solid tumors that express HER2. Zanidatamab is being developed by Jazz and BeOne under license agreements from Zymeworks, which first developed the molecule.

The FDA granted Breakthrough Therapy designation for zanidatamab’s development in patients with previously treated HER2 gene-amplified BTC, and two Fast Track designations for zanidatamab: one as a single agent for refractory BTC and one in combination with standard-of-care chemotherapy for first-line GEA. Additionally, zanidatamab has received Orphan Drug designations from the FDA for the treatment of BTC and GEA, as well as Orphan Drug designation from the European Medicines Agency for the treatment of BTC and gastric cancer.

The full U.S. Prescribing Information for ZIIHERA, including BOXED Warning, is available at: https://pp.jazzpharma.com/pi/ziihera.en.USPI.pdf

About Zymeworks Inc.

Zymeworks is a global clinical-stage biotechnology company committed to the discovery, development, and commercialization of novel, multifunctional biotherapeutics. Zymeworks’ mission is to make a meaningful difference in the lives of people impacted by difficult-to-treat conditions such as cancer, inflammation, and autoimmune disease. The Company’s complementary therapeutic platforms and fully integrated drug development engine provide the flexibility and compatibility to precisely engineer and develop highly differentiated antibody-based therapeutic candidates. Zymeworks engineered and developed zanidatamab, a HER2-targeted bispecific antibody using the Company’s proprietary Azymetric™ technology. Zymeworks has entered into separate agreements with BeOne Medicines Ltd. (formerly BeiGene, Ltd.) and Jazz Pharmaceuticals Ireland Limited, granting each exclusive rights to develop and commercialize zanidatamab in different territories. Zanidatamab has received accelerated approval from the U.S. FDA, conditional approval from the NMPA in China, and conditional marketing authorization from the European Commission for the treatment of adults with previously treated, unresectable or metastatic HER2-positive (IHC 3+) biliary tract cancer. It is the first and only dual HER2-targeted bispecific antibody approved for this indication in the U.S., Europe, and China. Zanidatamab is also being evaluated in multiple global clinical trials as a potential best-in-class treatment for patients with multiple HER2-expressing cancers. Zymeworks is rapidly advancing a robust pipeline of wholly-owned product candidates, leveraging its expertise in both antibody drug conjugates and multispecific antibody therapeutics targeting novel pathways in areas of significant unmet medical need. Phase 1 studies for ZW191 and ZW251 are actively recruiting. In addition to Zymeworks’ pipeline, its therapeutic platforms have been further leveraged through strategic partnerships with global biopharmaceutical companies. For information about Zymeworks, visit www.zymeworks.com and follow @ZymeworksInc on X.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” or information within the meaning of the applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include, but are not limited to, statements that relate to the potential of zanidatamab in HER2-positive locally advanced or metastatic gastroesophageal adenocarcinoma with or without tislelizumab, including the potential for zanidatamab to be the HER2-targeted agent-of-choice and new standard of care in first-line HER2-positive locally advanced or metastatic gastroesophageal adenocarcinoma; the anticipated benefits of its collaboration agreements, including Zymeworks’ ability to receive any future milestone payments and royalties thereunder; the potential addressable market of zanidatamab; the timing of and results of interactions with regulators; Zymeworks’ clinical development of its product candidates and enrollment in its clinical trials; the timing and status of ongoing and future studies and the related data; the timing of anticipated regulatory submissions; anticipated preclinical and clinical data presentations; expectations regarding future regulatory filings and approvals and the timing thereof; potential safety profile and therapeutic effects of zanidatamab and Zymeworks’ other product candidates; the commercial potential of technology platforms and product candidates; Zymeworks’ ability to satisfy potential regulatory and commercial milestones with existing and future partners; anticipated continued receipt of revenue from existing and future partners; Zymeworks’ ability to execute new collaborations and partnerships and other information that is not historical information. When used herein, words such as “plan”, “believe”, “expect”, “may”, “continue”, “anticipate”, “potential”, “will”, “on track”, “progress”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation: any of Zymeworks’ or its partners’ product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; Zymeworks may not achieve milestones or receive additional payments under its collaborations; regulatory agencies may impose additional requirements or delay the initiation of clinical trials; the impact of new or changing laws and regulations; market conditions, including the impact of tariffs; potential negative impacts of FDA regulatory delays and uncertainty around recent policy developments; changes in the leadership of federal agencies such as the FDA, staff layoffs, budget cuts to agency programs and research, and changes in drug pricing controls; the impact of pandemics and other health crises on Zymeworks’ business, research and clinical development plans and timelines and results of operations, including impact on its clinical trial sites, collaborators, and contractors who act for or on Zymeworks’ behalf; zanidatamab may not be successfully commercialized; ongoing or future clinical trials may not demonstrate safety and efficacy of any of Zymeworks’ or its collaborators’ product candidates; data providing early validation of our ADC platform and next-generation pipeline programs may not be replicated in future studies; Zymeworks’ assumptions and estimates regarding its financial condition, future financial performance and estimated cash runway may be incorrect; inability to maintain or enter into new partnerships or strategic collaborations; and the factors described under “Risk Factors” in Zymeworks’ quarterly and annual reports filed with the Securities and Exchange Commission (copies of which may be obtained at www.sec.gov and www.sedarplus.ca).

Although Zymeworks believes that such forward-looking statements are reasonable, there can be no assurance they will prove to be correct. Investors should not place undue reliance on forward-looking statements. The above assumptions, risks and uncertainties are not exhaustive. Forward-looking statements are made as of the date hereof and, except as may be required by law, Zymeworks undertakes no obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances, or to reflect the occurrences of unanticipated events.

Contacts:

Investor Inquiries:

Shrinal Inamdar

Senior Director, Investor Relations

(604) 678-1388

ir@zymeworks.com

Media Inquiries:

Diana Papove

Senior Director, Corporate Communications

(604) 678-1388

media@zymeworks.com